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As filed with the Securities and Exchange Commission on November 29, 2000

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                -----------------

                             GREENBRIAR CORPORATION
             (Exact name of the Company as specified in its charter)

               Nevada                                            75-2399477
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                                -----------------

                               4265 Kellway Circle
                              Addison, Texas 75244
                    (Address of principal executive offices)

                                -----------------

                             2000 STOCK OPTION PLAN

                                -----------------

                                 James R. Gilley
                             Greenbriar Corporation
                               4265 Kellway Circle
                              Addison, Texas 75244
                     (Name and address of agent for service)

                                 (972) 407-8400

          (Telephone number, including area code, of agent for service)

                                 With copies to:

                              Ronald L. Brown, Esq.
                         Glast, Phillips & Murray, P.C.
                           13355 Noel Road, Suite 2200
                               Dallas, Texas 75240
                                  (972)419-8300

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                      Proposed Maximum    Proposed Maximum
Title of Securities   Amount of be     Offering Price    Aggregate Offering        Amount of
  to be Registered    Registered(1)     per Share(2)        Price (1)(2)      Registration Fee(2)
-------------------   -------------   ----------------   ------------------   -------------------
Common Stock, $0.01      500,000           $0.375             $187,500               $49.50
-------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
         -----------------

Item 2.  Registrant Information and Employee Plan Annual Information. *
         ------------------------------------------------------------

         *The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         The following documents previously or concurrently filed by Greenbriar Corporation (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Annual Report") filed by the Company (SEC File No. 0-8187) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on March 30, 2000.

         (b)      The Company's  Form 10-Q for the quarter  ended  September 30,
                  2000.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (d) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" at page 15 of the Company's Registration Statement on Form S-4, filed with the Commission on June 4, 1997, is hereby incorporated by reference.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities them remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 78.751 of the Nevada Revised Statues ("N. R.S.") provides broad authority for indemnification of directors and officers. The Articles of Incorporation and Bylaws of Greenbriar Corporation provide for indemnification of its officers and directors to the fullest extent permitted by the NRS.

         As permitted by Section 78.038 of the NRS, the Registrant's Articles of Incorporation provide that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable.

Item 8.  Exhibits.
         ---------

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.
         -------------

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
                           (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 26, 2000.

                                      GREENBRIAR CORPORATION

                                      By:         /s/ James R. Gilley
                                          --------------------------------------
                                            James R. Gilley, President,
                                            Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints James R. Gilley and Gene S. Bertcher, or either one of them, as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Name                        Office                             Date
----                        ------                             ----

 /s/ James R. Gilley        Chairman, President, Chief         November 26, 2000
-----------------------     Executive Officer and Director
James R. Gilley             (Principal Executive Officer)


 /s/ Gene S. Bertcher       Executive Vice President, Chief    November 26, 2000
-----------------------     Financial Officer and Director
Gene S. Bertcher            (Principal Financial and
                            Accounting Officer)


 /s/ Victor L. Lund         Director                           November 26, 2000
-----------------------
Victor L. Lund

 /s/ Don C. Benton          Director                           November 26, 2000
-----------------------
Don C. Benton

 /s/ Paul G. Chrysson       Director                           November 26, 2000
-----------------------
Paul G. Chrysson

 /s/ Matthew G. Gallins     Director                           November 26, 2000
-----------------------
Matthew G. Gallins

 /s/ William A. Shirley     Director                           November 26, 2000
-----------------------
William A. Shirley, Jr.

                             GREENBRIAR CORPORATION

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



EXHIBIT NO.                 DESCRIPTION
-----------                 -----------

 4.1                        2000 Stock Option Plan

 5.1                        Opinion of Glast, Phillips, & Murray, P.C.

23.1                        Consent of Grant Thornton L.L.P.

23.2                        Consent of Glast, Phillips, & Murray, P.C.
                            (included in Exhibit 5.1)

24.1 Power of Attorney (included on Signature Page to the Registration Statement)







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